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                                                                     EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              JLM INDUSTRIES, INC.


         The name of this corporation is JLM Industries, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 19, 1986. Amendments to the Certificate of Incorporation were filed with the Secretary of State of the State of Delaware on December 27, 1991, April 14, 1992 and May 23, 1997. The original Certificate of Incorporation of this corporation, as amended, is hereby amended and restated to read in its entirety as follows:


                                 "ARTICLE FIRST

                                      NAME

         The name of this corporation shall be: JLM Industries, Inc.


                                 ARTICLE SECOND

                          REGISTERED OFFICE AND AGENT

         The registered office of this corporation in the State of Delaware is located at 229 SOUTH STATE STREET, DOVER, Delaware, and the name of its registered agent at such address is THE UNITED STATES CORPORATION COMPANY.


                                 ARTICLE THIRD

                                GENERAL PURPOSE

         The purposes of this corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and any amendments or successor thereto.


                                 ARTICLE FOURTH

                                 CAPITAL STOCK

         1.      Authorized Capitalization.

                 (a) The total number of shares of capital stock authorized to be issued by this corporation shall be:
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 2


                   30,000,000 shares of common stock, par value $.01 per share (the "Common Stock"); and

                   5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

                 At the effective time of this Restated Certificate of Incorporation, each share of outstanding Common Stock, without any action on the part of the holder thereof, shall be automatically split into Five Thousand Five Hundred Sixty-Eight (5,568) shares of Common Stock.

                 (b) The designation, relative rights, preferences and liabilities of each class of stock, itemized by class, shall be as follows:

                          (i) Preferred. Shares of the Preferred Stock may be issued from time to time in one or more series. The board of directors of this corporation (hereafter the "Board of Directors" or "Board") by resolution shall establish each series of Preferred Stock and fix and determine the number of shares and the designations, preferences, limitations and relative rights of each such series, provided that all shares of the Preferred Stock shall be identical except as to the following relative rights and preferences, as to which there may be variations fixed and determined by the Board of Directors between different series:

                                  (A)  The rate or manner of payment of
                          dividends.

                                  (B)  Whether shares may be redeemed and, if
                          so, the redemption price and the terms and conditions of redemption.

                                  (C)  The amount payable upon shares in the
                          event of voluntary and involuntary liquidation.

                                  (D) Sinking fund provisions, if any, for the redemption or purchase of shares.

                                  (E)  The terms and conditions, if any, on
                          which the shares may be converted.

                                  (F)  Voting rights, if any.

                                  (G)  Any other rights or preferences now or
                          hereafter permitted by the laws of the State of Delaware as variations between different series of preferred stock.
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 3


                        (ii) Common. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote of stockholders, except matters required to be voted on exclusively by holders of Preferred Stock or of any series of Preferred Stock. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on the Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of this corporation, the assets and funds of this corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares.

         2.      No Preemptive Rights.

                 (a) Preferred Stock. Unless otherwise specifically provided in the terms of the Preferred Stock, the holders of any class of Preferred Stock of this corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock (of the same class or otherwise) or Common Stock issued by this corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to this Restated Certificate of Incorporation.

                 (b) Common Stock. The holders of Common Stock of this corporation shall have no preemptive right to subscribe for and purchase their proportionate share of any additional Preferred Stock or Common Stock issued by this corporation, from and after the issuance of the shares originally subscribed for by the stockholders of this corporation, whether such additional shares be issued for cash, property, services or any other consideration and whether or not such shares be presently authorized or be authorized by subsequent amendment to this Restated Certificate of Incorporation.

         3. Payment for Stock. The consideration for the issuance of shares of capital stock may be paid, in whole or in part, in cash, in promissory notes, in other property (tangible or intangible), in labor or services actually performed for this corporation, or in other benefits to this corporation at a fair valuation to be fixed by the Board of Directors. When issued, all shares of stock shall be fully paid and non-assessable.

         4. Treasury Stock. The Board of Directors of this corporation shall have the authority to acquire by purchase and hold from time to time any shares of its issued and outstanding capital stock for such consideration and upon such terms and conditions as the Board of Directors in its discretion shall deem proper and reasonable in the interest of this corporation.
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 4


                                 ARTICLE FIFTH

                                   DIRECTORS

         1. Number. This corporation's Board of Directors shall consist of not less than three (3) directors and not more than nine (9) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock or Series Common Stock) or resolutions adopted by the Board of Directors pursuant to this Article Fifth.

         2. Powers. The business and affairs of this corporation shall be managed by the Board of Directors, which may exercise all such powers of this corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done by the stockholders.

         3. Quorum. A quorum for the transaction of business at all meetings of the Board of Directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.


         4. Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this corporation may be removed with or without cause from office at any annual or special meeting of stockholders. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors is among the purposes of the meeting and shall state the grounds therefor. Directors may be removed by the stockholders with cause by the affirmative vote of at least a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class. Directors may be removed without cause only by the affirmative vote of at least eighty percent (80%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors voting as a single class.


         5. Vacancies. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy resulting from an increase in the number of directors or otherwise shall hold office until the next annual meeting of stockholders and until such director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 5


or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         6. Nominations and Elections. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

         Nominations of persons for election to the Board of Directors of this corporation may be made at a meeting of stockholders by or at the direction of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any stockholder of this corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6, Article Fifth.

         Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this corporation. To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors at an annual meeting must be delivered to, or mailed and received at, the principal executive offices of this corporation not less than 70 nor more than 90 days prior to the date of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. To be timely, a stockholder's notice of nominations of persons for election to the Board of Directors at a special meeting shall be delivered to, or mailed and received at, the principal executive offices of this corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of such meeting is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

         A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange
Act of 1934, as amended; and (b) as to the stockholder giving the notice (i)
the name and address, as they appear on this corporation's books, of the stockholder and (ii) the class and number of shares of this corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice. This corporation may require any proposed nominee to furnish such other information as may reasonably be required by this corporation to determine the eligibility of such proposed nominee to serve as a director of this corporation.
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 6


         The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Section 6, Article Fifth. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article Fifth, he or she shall so declare at the meeting and any such defective nomination shall be disregarded.


                                 ARTICLE SIXTH

                              STOCKHOLDER MEETINGS

         1. Annual Meetings. At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Chairman of the Board of Directors, or (b) by any stockholder of this corporation who complies with the notice procedures set forth in this Article Sixth and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

         For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of this corporation not less than 70 nor more than 90 days prior to the first anniversary of the scheduled annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

         A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, in addition to any other information as may be required by law, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of this corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

         The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article Sixth. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article Sixth, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 7


         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         2. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by (a) a vote of the majority of the Board of Directors, (b) the Chairman of the Board of Directors, or (c) the Chief Executive Officer of this corporation. Special meetings of the stockholders of this corporation may not be called by any other person or persons. At any special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.


                                ARTICLE SEVENTH

                                   AMENDMENTS

         This corporation reserves the right to amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are subject to this reservation. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of all shares of stock of the corporation entitled to vote generally in the election of directors, voting as a single class shall be required to amend or repeal this Article Seventh, Article Fifth, Article Sixth, or Article Eighth or to adopt any provision inconsistent therewith.


                                 ARTICLE EIGHTH

                                     BYLAWS

         The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the Bylaws of the corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the Bylaws made by the Board of Directors. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) in voting power of all the shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal any provision of the Bylaws which is to the same effect as Article Fifth, Article Sixth, and Article Eighth of this Restated
Certificate of Incorporation or to adopt any provision inconsistent therewith."
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JLM INDUSTRIES, INC.
RESTATED CERTIFICATE OF INCORPORATION                                     PAGE 8


         JLM Industries, Inc. does hereby further certify that this Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, JLM INDUSTRIES, INC. has caused this Restated Certificate of Incorporation to be executed by its President this _________ day of July, 1997.


                                        JLM INDUSTRIES, INC.




                                        By:
                                            -----------------------------
                                            John L. Macdonald, President